UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 17, 2025

FOCUS UNIVERSAL INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-34780	46-3355876
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2311 East Locust Street Ontario, California	91761
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (626) 272-3883

Registrant’s Fax Number, Including Area Code: (917) 791-8877

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	FCUV	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐.

Item 8.01	Other Events.

Regained Compliance with Nasdaq Stock Market Listing Standards

Following the completion of the transactions summarized below, the Company believes, as of the date of this filing, that it has stockholders’ equity of at least $2.5 million as required for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(1) (the “Equity Rule”).

As previously reported, on June 30, 2025, Focus Universal Inc. (the “Company”) received a letter from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”). The Staff notified the Company that since the Company’s Market Value of Listed Securities has fallen below $35,000,000, the Company no longer satisfies the requirements under Nasdaq Listing Rule 5550(b)(2) (the “MVLS Rule”). The notification received has no immediate effect on the Company’s Nasdaq listing.

In accordance with Nasdaq Listing Rule 5810(c)(3)(C) (the “Compliance Period Rule”), the Company had been provided an initial period of 180 calendar days, or until December 29, 2025 (the “Compliance Date”), to regain compliance with the MVLS Rule. If at any time before the Compliance Date, the Company’s MVLS closes at $35,000,000 or more for a minimum of ten consecutive business days, then this matter will be closed. If the Company does not regain compliance with the MVLS Rule prior to the expiration of the Compliance Date, the Company will receive notification from the Staff that its securities are subject to delisting. Alternatively, if the Company’s stockholder’s equity increases to $2.5 million (pursuant to Nasdaq Listing Rule 5550(b)(1)) or achieves net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of three most recently completed fiscal years, before the Compliance Date (pursuant to Nasdaq Listing Rule 5550(b)(3)) then the Company can also regain compliance with the MVLS Rule without complying with the MVLS Rule.

On October 27, 2025, the Company completed the sale of 750,000 shares of Series A Preferred Stock in a private placement to Edward Lee, the Chairman of the Company’s Board of Directors, as the lead investor and other accredited investors for an aggregate purchase price of $3,000,000, or $4.00 per share (the “Series A Private Placement”).

On or about November 17, 2025, the Company received notice from the holders of Series A Preferred Stock, including Chairman Edward Lee, of their election to convert their shares of Series A Preferred Stock to Common Stock. As a result of the conversion of Series A Preferred Stock, the Company issued an aggregate 825,000 shares of restricted Common Stock to the Series A Private Placement investors, including 550,000 shares of restricted Common Stock to Chairman, Edward Lee. All of the Series A Preferred Stock has been converted, and there are currently no issued and outstanding shares of Series A Preferred Stock.

Following the completion of the Series A Private Placement, and the subsequent conversion to common stock, the Company believes, as of the date of this filing, that it has stockholders’ equity of at least $2.5 million as required for continued listing on The Nasdaq Capital Market under the Equity Rule. The Company awaits Nasdaq’s formal confirmation that it has regained compliance with the Equity Rule. In any event, the Company expects that Nasdaq will continue to monitor the Company’s ongoing compliance with the Equity Rule and, if at the time of its next periodic report the Company does not comply, the Company may be subject to delisting.

As a result of the foregoing, the Company believes it is currently in compliance with Nasdaq’s listing standards.

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2025

FOCUS UNIVERSAL INC.

By:	/s/ Desheng Wang
Name:	Desheng Wang
Title:	Chief Executive Officer

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